Exhibit 10.5

FORM OF WARRANTS PURCHASE AGREEMENT

THIS WARRANTS PURCHASE AGREEMENT, dated as of [●], 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Mercury Ecommerce Acquisition Corp., a Delaware corporation (the “Company”), and Mercury Ecommerce Sponsor Group I LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (a “Share”), and one-half of one warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”); and

WHEREAS, the Purchaser has agreed to purchase from the Company an aggregate of 6,100,000 warrants (or up to 6,625,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full) (the “Warrants”), each Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

ARTICLE I.
AUTHORIZATION, PURCHASE AND SALE; TERMS OF THE WARRANTS.

Section 1.01          Authorization of the Warrants.  The Company has duly authorized the issuance and sale of the Warrants and, subject to proper exercise of the Warrants and against payment therefor, the Shares underlying such Warrants, to the Purchaser.

Section 1.02	Purchase and Sale of the Warrants.

(a)          As payment in full for the 6,100,000 Warrants being purchased under this Agreement, each Purchaser shall pay $6,100,000 (the “Purchase Price”), by wire transfer of immediately available funds, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, at least one (1) business day prior to the Initial Closing Date (as defined below) or on such earlier time and date as may be mutually agreed by the Purchaser and the Company.

(b)          In the event that the over-allotment option is exercised in full or in part, the Purchaser shall purchase up to an additional 525,000 Warrants (the “Additional Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Warrants, as payment in full for the Additional Warrants being purchased hereunder, and at least one business day prior to the Over-allotment Closing Date (as defined below), Purchaser shall pay $1.00 per Additional Warrant, up to an aggregate amount of approximately $525,000, by wire transfer of immediately available funds, to the Trust Account.

(c)          The closing of the purchase and sale of the Warrants shall take place simultaneously with the closing of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “Initial Closing Date”).  The closing of the purchase and sale of the Additional Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (such closing date, the “Over-allotment Closing Date” and together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”).  The closing of the purchase and sale of each of the Warrants and the Additional Warrants shall take place at the offices of Sidley Austin LLP, 1000 Louisiana, Suite 5900, Houston, Texas, 77002, or such other place as may be agreed upon by the parties hereto.

Section 1.03	Terms of the Warrants.

(a)          The Warrants are substantially identical to the warrants underlying the units to be offered in the Public Offering except that (i) the Warrants (including the underlying Shares issuable upon exercise of the Warrants) will not, except in limited circumstances, be transferable or salable until 30 days after the completion of the Company’s initial business combination (the “Business Combination”) so long as they are held by the Purchaser or its permitted transferees, and (ii) the Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (i) have expired and (iii) each Warrant shall have the terms set forth for private placement warrants in  Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”).

(b)          At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Warrants and the Shares underlying the Warrants.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser to enter into this Agreement and purchase the Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

Section 2.01          Incorporation and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company.  The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

Section 2.02	Authorization; No Breach.

(a)          The execution, delivery and performance of this Agreement and the Warrants have been duly authorized by the Company as of each Closing Date.  This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).  Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing Dates subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(b)          The execution and delivery by the Company of this Agreement and the Warrants, the issuance and sale of the Warrants, the issuance of the Shares upon exercise of the Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to (1) the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), (2) any law, statute, rule or regulation to which the Company is subject, or (3) any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws, except with respect to clauses (2) and (3) above, where such default, violation or conflict would not reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company.

Section 2.03          Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable.  On the date of issuance of the Warrants, the Shares issuable upon exercise of such Warrants shall have been reserved for issuance.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Warrants and the Shares issuable upon exercise of such Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

Section 2.04          Governmental Consents.  Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company to enter into this Agreement and issue and sell the Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

Section 3.01          Organization and Requisite Authority.  The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.  The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

Section 3.02	Authorization; No Breach.

(a)          This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(b)          The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser do not and shall not as of each Closing Date (i) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

Section 3.03	Investment Representations.

(a)          The Purchaser is acquiring the Warrants and, upon exercise of the Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(b)          The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(c)          The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(d)          The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(e)          The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser.  The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company.  The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(f)          The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)          The Purchaser understands that:  (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company.  Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the certain requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(h)          The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time.  The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities.  The Purchaser can afford a complete loss of its investments in the Securities.

(i)          The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement and be subject to appropriate “stop transfer restrictions.”

ARTICLE IV.
CONDITIONS OF THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to purchase and pay for the Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

Section 4.01          Representations and Warranties.  The representations and warranties of the Company contained in Article II shall be true and correct at and as of such Closing Date as though then made.

Section 4.02          Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

Section 4.03          No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 4.04          Warrant Agreement and Registration Rights Agreement.  The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement on terms satisfactory to the Purchaser.

ARTICLE V.
CONDITIONS OF THE COMPANY’S OBLIGATIONS

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

Section 5.01          Representations and Warranties.  The representations and warranties of the Purchaser contained in Article III shall be true and correct at and as of such Closing Date as though then made.

Section 5.02          Performance.  The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

Section 5.03          No Injunction.  No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 5.04          Registration Rights Agreement.  The Purchaser shall have entered into the Registration Rights Agreement.

ARTICLE VI.
TERMINATION

This Agreement may be terminated at any time after [●], 2021 upon the election by either the Company or the Purchaser upon written notice to the other party, if the closing of the Public Offering does not occur prior to such date.

ARTICLE VII.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All of the representations and warranties contained herein shall survive the Closing Dates.

ARTICLE VIII.
DEFINITIONS

Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

ARTICLE IX.
MISCELLANEOUS

Section 9.01          Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

Section 9.02          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 9.03          Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

Section 9.04          Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Section 9.05          Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

Section 9.06          Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

MERCURY ECOMMERCE ACQUISITION CORP.

By:
Name:
Title:

MERCURY SPONSOR GROUP I LLC

By:
Name:
Title:

Signature Page to Warrant Purchase Agreement